UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 23, 2010

Glowpoint, Inc.
________________________________________________________________________________________
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code   (312) 235-3888

Not Applicable
                    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2010, Glowpoint, Inc. (the “Company”) and John R. McGovern, the Company’s Executive Vice President and Chief Financial Officer, entered into a two-year employment agreement (the “Employment Agreement”).  Under the terms of the Employment Agreement, Mr. McGovern is entitled to an annual base salary of not less than $250,000 and, at the discretion of the Compensation Committee of the Board of Directors based on meeting certain corporate and personal goals, he is eligible to receive an annual incentive bonus with a target of 40% of his base salary.  The Employment Agreement also provides for an award to Mr. McGovern of 400,000 restricted shares of the Company’s common stock, with the restrictions lapsing upon the earlier to occur of 10 years or a change-in-control event of the Company.  Mr. McGovern is also entitled to customary severance benefits pursuant to the terms of the Employment Agreement.

Pursuant to the terms of the Separation Agreement between the Company and Edwin F. Heinen effective as of December 27, 2010 (the “Separation Agreement”), Mr. Heinen is entitled to receive certain severance benefits, including cash consideration and acceleration of vesting for certain grants of restricted stock and options to purchase shares of common stock.  Mr. Heinen continues to serve as interim Controller during the transition period while Mr. McGovern assumes the responsibilities of Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

By:                 /s/ John R. McGovern
Name:                 John R. McGovern
Title:                 Chief Financial Officer

Dated:  December 27, 2010